Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Largo Inc.
Reporting Year	From	01/01/2025	To:	31/12/2025	Date submitted	25/02/2025
Reporting Entity ESTMA Identification Number	E966576		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	DIOGO DE ARAUJO SILVA				Date	25/02/2025	/s/ DIOGO DE ARAUJO SILVA
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2025	To:	31/12/2025
Reporting Entity Name	Largo Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E966576
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	Government of Brazil	National Mining Agency		$102,349						102,349	See Additional Notes 1
				-
Additional Notes:	1. Payments denominated in Brazilian Reais were translated to USD at the 2025 annual average exchange rate of 0.1789

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	01/01/2025	To:	31/12/2025
Reporting Entity Name	Largo Inc.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E966576
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Maracás Menchen Mine		$102,349						102,349	See Additional Notes 1

Additional Notes[3]:	1. Payments denominated in Brazilian Reais were translated to USD at the 2025 annual average exchange rate of 0.1789